EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

AMONG

CTC COMMUNICATIONS CORP.

AND

EACH OF THE PURCHASERS NAMED IN SCHEDULE 2.1


April 10, 1998



TABLE OF CONTENTS
ARTICLE I 	DEFINITIONS
ARTICLE II 	SALE AND PURCHASE OF PURCHASED SECURITIES
SECTION 2.1.  	The Series A Preferred Stock and Warrants
SECTION 2.2.  	Sale and Purchase of Purchased Securities
SECTION 2.3.  	Closing
SECTION 2.4.  	Use of Proceeds
ARTICLE III 	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.1.  	Organization and Good Standing
SECTION 3.2.  	Authorization; Noncontravention
SECTION 3.3.  	Enforceability
SECTION 3.4.  	Capitalization
SECTION 3.5.  	Subsidiaries
SECTION 3.6.  	Required Filings and Consents
SECTION 3.7.  	Undisclosed Liabilities
SECTION 3.8.  	Absence of Certain Developments
SECTION 3.9.  	Interested Party Transactions
SECTION 3.10.  	Tax Returns
SECTION 3.11.  	Title to Assets
SECTION 3.12.  	Material Contracts and Obligations
SECTION 3.13.  	Real and Personal Property - Leased
SECTION 3.14.  	Necessary Licenses and Permits
SECTION 3.15.  	Compliance with Law
SECTION 3.16  	Litigation
SECTION 3.17.  	No Material Adverse Changes
SECTION 3.18.  	Employee Benefit Plans
SECTION 3.19.  	Withholding, Contracts, Labor Relations
SECTION 3.20.  	Governmental Regulations
SECTION 3.21.  	Corporate Documents, Books and Records
SECTION 3.22.  	Disclosure
SECTION 3.23.  	Certain Agreements of Officers and Employees
SECTION 3.24.  	Registration Rights
SECTION 3.25.  	Compliance with Securities Laws
ARTICLE IV 	PURCHASERS' REPRESENTATIONS
SECTION 4.1.  	Investment Intent
SECTION 4.2.  	Authorization
SECTION 4.3.  	Enforceability
SECTION 4.4.	Experience of Purchaser
SECTION 4.5.	Ability of Purchaser to Bear Risk of Investment
SECTION 4.6.	Access to Information
SECTION 4.7.	Reliance
SECTION 4.8.	Transfer Restriction
ARTICLE V	CONDITIONS TO EACH PURCHASER'S OBLIGATIONS TO PURCHASE
SECTION 5.1.  	Related Agreements
SECTION 5.2.  	Charter Documents; Good Standing Certificates
SECTION 5.3.  	Proof of Corporate Action
SECTION 5.4.  	Incumbency Certificate
SECTION 5.5.  	Legal Opinion
SECTION 5.6.  	Representations and Warranties; Officer's Certificate
SECTION 5.7.  	Legality; Governmental and Other Authorizations
SECTION 5.8.  	Payment of Certain Fees and Disbursements
SECTION 5.9.  	Charter Amendment
SECTION 5.10.  	General
ARTICLE VI 	CONDITIONS TO THE COMPANY'S OBLIGATIONS
SECTION 6.1.  	Representations
SECTION 6.2.  	Related Agreements
SECTION 6.3.  	Legality; Governmental and Other Authorizations
SECTION 6.4.  	General
ARTICLE VII 	COVENANTS APPLICABLE FOLLOWING THE CLOSING
SECTION 7.1.  	Financial Statements
SECTION 7.2.  	Additional Information
SECTION 7.3.  	Annual Budget
SECTION 7.4.  	SEC Filings
SECTION 7.5.  	Inspection
SECTION 7.6.  	Independent Director
ARTICLE VIII 	PREEMPTIVE RIGHTS
SECTION 8.1	Right to Purchase

ARTICLE IX 	ASSIGNMENT OF PURCHASED SECURITIES
ARTICLE X 	EXPENSES, INDEMNITY
SECTION 10.1	Expenses
SECTION 10.2	Indemnification
ARTICLE XI 	NOTICES
ARTICLE XII 	SURVIVAL AND TERMINATION OF COVENANTS, AGREEMENTS,
REPRESENTATIONS AND WARRANTIES
ARTICLE XIII 	AMENDMENTS AND WAIVERS
ARTICLE XIV 	CHOICE OF LAW; SUBMISSION TO JURISDICTION AND WAIVER OF
JURY TRIAL; DISPUTE RESOLUTION
SECTION 14.1.  	Governing Law
SECTION 14.2.  	Consent To the Exclusive Jurisdiction Of the Courts
	of Massachusetts
SECTION 14.3.  	Waiver Of Jury Trial
SECTION 14.4.  	Equitable Remedies
SECTION 14.5	Arbitration
ARTICLE XV 	ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS


LIST OF EXHIBITS

EXHIBIT A	Form of Warrant
EXHIBIT B	Certificate of Designation
EXHIBIT C	Form of Registration Rights Agreement
EXHIBIT D	Forms of Opinion of the Company's Counsel



SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement") as of April 10, 1998 among CTC COMMUNICATIONS CORP., a Massachusetts corporation (the "Company"), and each of the purchasers named in the attached Schedule 2.1, (individually a "Purchaser" and collectively the "Purchasers").

WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of 666,666 shares of the authorized but unissued Series A Convertible Preferred Stock, $1.00 par value, of the Company (the "Series A Preferred Stock" ) and the Company's Warrants for the purchase of the aggregate of 133,333 shares of the Company's Common Stock, $.01 par value (the "Warrants"). The Series A Preferred Stock and the Warrants are collectively referred to herein as the "Purchased Securities"; and

WHEREAS, the Purchasers, severally, wish to purchase the Purchased Securities on the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:
ARTICLE I
DEFINITIONS

For all purposes of this Agreement the following terms shall have the meanings set forth in this Article I:
"AAA" has the meaning specified in Article XIV of this Agreement.
"AAA Rules" has the meaning specified in Article XIV of this Agreement. "Affiliate" shall mean with respect to any Person, any other Person that would be considered to be an affiliate of such Person under Rule 144(a) under the Securities Act of 1933, as amended, as in effect on April 10, 1998, if such Person were issuing securities.
"Agreement" has the meaning specified in the introduction to this Agreement.
"Blue Sky Filings" has the meaning specified in Section 3.6 of this Agreement.
"Capital Stock" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.
"Certificate of Designation" has the meaning specified in Section 2.1 of this Agreement.
"Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.
"Closing" has the meaning specified in Section 2.3 of this Agreement. "Closing Date" has the meaning specified in Section 2.3 of this Agreement. "Code" means the Internal Revenue Code of 1986, as amended.
"Common Stock" has the meaning specified in Section 3.4 of this Agreement. "Common Stock Deemed Outstanding" has the meaning specified in the Certificate of Designation.
"Company" has the meaning specified in the introduction to this Agreement. "Conversion Price" means, initially, nine dollars ($9.00) and, thereafter, as adjusted pursuant to the Certificate of Designation.
"Convertible Securities" has the meaning specified in the Certificate of Designation.
"Damages" has the meaning specified in Section 10.2 of this Agreement. "Dispute" has the meaning specified in Section 14.5 of this Agreement. "Distribution" means (a) the declaration or payment of any dividend of cash or property in respect of any shares of any class of the Company's or any of its Subsidiaries' Capital Stock or other equity securities; (b) the purchase, redemption or other retirement of any shares of any class of the Company's or any of its Subsidiaries' Capital Stock or other equity securities, directly or indirectly or otherwise; or (c) any other distribution on or in respect of any shares of any class of the Company's or any of its Subsidiaries' Capital Stock or other equity securities. "Employee Benefit Plan" means any employee benefit plan within the meaning of Sec. 3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.
"ERISA" means the Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively, and from time to time amended and in effect. "ERISA Affiliate" means any Person which is treated as a single employer with the Company under Sec. 414 of the Code.
"Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.
"Excluded Securities" has the meaning specified in the Certificate of Designation.
"Family Member" means, as applied to any individual, such individual's spouse, child (including a stepchild or an adopted child) grandchild, parent, brother or sister thereof or any present or former spouse of any of the foregoing, and each trust created for the exclusive benefit of one or more of them.
"Foreign Official" has the meaning specified in Section 3.15(b) of this Agreement.
"Generally accepted accounting principles or "GAAP" means accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time, and (b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.
"Guaranteed Pension Plan" means any employee pension benefit plan within the meaning of Sec. 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
"Indebtedness" means all obligations, contingent and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.
"Indemnitees" has the meaning specified in Section 10.2 of this Agreement. "Lien" means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse, provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not detract from the value of the property encumbered thereby or impair the use of such property in the business of the Company as currently conducted or proposed to be conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and
(v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due in the case of (i) - (v), which have been incurred in the ordinary course of business.
"Material Adverse Effect" has the meaning specified in Section 3.17 of this Agreement.
"Multiemployer Plan" means a multiemployer plan within the meaning of
Section 3(37) of ERISA.
"New Securities" shall mean (a) any Capital Stock of the Company whether now authorized or not, (b) any rights, options, or warrants to purchase said shares, and (c) securities of any type whatsoever that are, or may become, convertible into, exercisable, exchangeable, or carrying rights to subscribe for any equity securities of the Company.
"Notice of Proposed Issuance" has the meaning specified in Section 8.1(a) of this Agreement.
"Offered New Shares" has the meaning specified in Section 8.1(a) of this Agreement.
"Permits" has the meaning specified in Section 3.14 of this Agreement. "Per Share Price" has the meaning specified in Section 2.2(a) of this Agreement.
"Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof. "Preferred Stock Derivatives" has the meaning set forth in the Certificate of Designation.
"Purchased Securities" has the meaning specified in the Recitals to this Agreement.
"Purchaser(s)" means the purchasers set forth on Schedule 2.1. "Registrable Securities" means those shares of Common Stock constituting Preferred Stock Derivatives or issued upon conversion or exercise of the Purchased Securities and any Preferred Stock Derivatives and which have not been sold to third parties pursuant to a registered public offering or pursuant to Rule 144(k) under the Securities Act.
"Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, as the same shall be amended from time to time, among the Company and the Purchasers in the form of Exhibit C attached hereto.
"Related Agreements" means the Certificate of Designation and the Registration Rights Agreement.
"SEC" means the Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.
"Security Documents" has the meaning specified in Section 3.25(b) of this Agreement.
"Series A Preferred Stock" has the meaning specified in the Recitals to this Agreement.
"Spectrum" means Spectrum Equity Investors II, L.P.
"Subsidiary" means any Person which the Company now or hereafter shall at the time own, directly or indirectly through a subsidiary, at least a majority of the outstanding capital stock (or other beneficial interest) entitled to vote generally; and the term "Subsidiaries" shall mean all of such Persons collectively.
"Taxes" means (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the date hereof and/or (B) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.
"Third Party Claims" has the meaning specified in Section 10.2 of this Agreement.
"Twenty Day Period" has the meaning specified in Section 8.1(b) of this Agreement.
"Voting Agreement" means the Voting Agreement dated as of the date hereof among Spectrum, Robert J. Fabbricatore and the other Stockholders named therein.
"Warrants" has the meaning specified in the Recitals to this Agreement.
ARTICLE II
SALE AND PURCHASE OF PURCHASED SECURITIES

SECTION 2.1. The Series A Preferred Stock and Warrants. The Company has duly authorized the issuance and sale to the Purchasers of (a) an aggregate of 666,666 shares of its authorized Series A Convertible Preferred Stock and (b) Warrants in the form of Exhibit A attached hereto for the purchase of an aggregate of 133,333 shares of the Company's Common Stock. The designations, rights and preferences and other terms and conditions relating to the Series A Preferred Stock are as set forth in the Certificate of Designation in the form attached hereto as Exhibit B (the "Certificate of Designation").

SECTION 2.2. Sale and Purchase of Purchased Securities.
(a)	Series A Preferred Stock.  Subject to all of the terms and
conditions hereof and in reliance on the representations and warranties set forth or referred to herein, at the Closing the Company agrees to issue and sell to each Purchaser, at a price of $18.00 per share (the "Per Share Price"), and each Purchaser hereby agrees to purchase at the Per Share Price, that number of shares of Series A Preferred Stock set forth opposite the name of such Purchaser under the heading "Number of Shares of Series A Preferred Stock to be Purchased" on Schedule 2.1.

(b)	Warrants.  Subject to the terms and conditions hereof and in reliance on the representations and warranties set forth or referenced to herein, at the Closing the Company agrees to issue to each Purchaser, and each Purchaser hereby agrees to purchase, at a price of $.01 per share of Common Stock covered thereby, Warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser's name under the heading "Number of Warrants to be Issued" on Schedule 2.1. The Warrants shall have a term of five (5) years from the Closing and shall be exercisable at a price of $9.00 per share.

SECTION 2.3. Closing. The closing of the purchase and sale of the Purchased Securities (the "Closing") will take place at the offices of Edwards & Angell, 101 Federal Street, Boston, MA 02110 at 10:00 a.m. on April 10, 1998, or at such other place, time and date as the parties hereto may agree upon (the "Closing Date"). At the Closing, the Company will deliver to the Purchasers the Purchased Securities against payment of the purchase price therefor as provided in Section 2.2 for each Purchased Security in immediately available funds on or before the Closing Date. The Purchased Securities will be issued on the Closing Date, and registered to each such Purchaser in the Company's records, in the amounts designated on
Schedule 2.1 hereto.

SECTION 2.4. Use of Proceeds. Proceeds from the sale of the Purchased Securities hereunder shall be used as determined from time to time by the Company's Board of Directors.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce each of the Purchasers to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants that:

SECTION 3.1. Organization and Good Standing. The Company is duly organized, validly existing and in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in each jurisdiction listed in Schedule 3.1, which such jurisdictions are the only jurisdictions in which the nature of its business or property makes such qualification necessary and where the failure to so qualify would not have a Material Adverse Effect. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

SECTION 3.2. Authorization; Noncontravention. The execution, delivery and performance by the Company of this Agreement and of each Related Agreement, and the issuance and sale by the Company of the Purchased Securities hereunder: (a) are within the Company's corporate power and authority; (b) have been duly authorized by all necessary corporate, stockholder and other proceedings, as the case may be; and (c) do not and will not result in the creation of any Lien upon any of the Company's property or conflict with or result in any breach of any provision of the Company's Charter or by-laws or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument to which the Company is subject.

SECTION 3.3. Enforceability. The execution and delivery by the Company of this Agreement and of each Related Agreement, and the issuance and sale by the Company of the Purchased Securities hereunder, will result in legally binding obligations of the Company, enforceable against it in accordance with the respective terms and provisions hereof and thereof (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) subject to general principles of equity.

SECTION 3.4. Capitalization. (a) Capital Stock. The Company's authorized capital stock consists solely of 25,000,000 shares of common stock, $.01 par value per share (the "Common Stock") and 1,000,000 shares of undesignated preferred stock, $1.00 par value per share. Of such authorized shares, immediately prior to the execution of this Agreement, 9,974,683 shares of Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Prior to the Closing, the amendment to the Charter reflected in the Certificate of Designation in the form attached as Exhibit A shall be duly filed with the Massachusetts Secretary of State. All of the issued and outstanding shares of the Company's Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable state and Federal securities laws. Upon the issuance and sale to the Purchasers of the Purchased Securities, the Purchasers, in the aggregate, will own approximately 10.314% of the Company's Common Stock Deemed Outstanding. Schedule 3.4 sets forth a complete and correct schedule of the number of shares of issued and outstanding Capital Stock and of any subscription, warrant, option, convertible security or other options or rights (contingent or otherwise) to purchase shares of Capital Stock, or securities convertible into shares of Capital Stock of the Company held by Robert J. Fabbricatore or any of his Affiliates immediately prior to the Closing. Schedule 3.4 also sets forth the name of the holder and vesting schedule for each outstanding option issued pursuant to the Company's 1993 stock option plan and 1996 stock option plan. The Company is not aware of any purchase of securities of the Company or other circumstances existing as of the date hereof that would require the making of a filing pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended and as to which such a filing has not yet been made.
(b)	Purchased Securities.  The Purchased Securities which are
being issued hereunder have been duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration provided herein, will be validly issued, fully paid and nonassessable and will not be subject to any Lien. On or prior to Closing, the Company will have authorized and reserved, and covenants to continue to reserve, a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants. The shares of Common Stock that will be issued upon exercise of the Warrants and against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable and will not be subject to any Lien, subject to applicable restrictions on transfer under Federal and state securities laws. No further approval or authorization of the stockholders or the directors of the Company or any successor or other Person is or will be required for the issuance of the Common Stock upon exercise of the Warrants.
(c)	Options, Etc.  Except as set forth on Schedule 3.4(c) and
except for the Purchased Securities to be issued in accordance with the terms hereof: (a) The Company does not have any subscription, warrant, option, convertible security or other options or rights (contingent or otherwise) to purchase shares of Capital Stock, or securities convertible into shares of Capital Stock, authorized, issued or outstanding, nor is the Company obligated in any manner to issue shares of its Capital Stock or securities convertible into or evidencing any right to acquire shares of its Capital Stock, or to distribute to holders of any of its Capital Stock any evidence of indebtedness or assets; (b) no Person has any preemptive right, right of first refusal or similar right to acquire additional shares of Capital Stock of the Company in connection with the sale and purchase of the Purchased Securities pursuant to this Agreement or otherwise; (c) the Company does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Capital Stock or any interests therein, or to pay any dividend or make any other distribution in respect thereto; and (d) to the Company's knowledge, there are no voting trusts, stockholders' agreements, or proxies relating to the Capital Stock.

SECTION 3.5.  Subsidiaries.  The Company does not have any Subsidiaries.

SECTION 3.6.  Required Filings and Consents.  Except as set forth in
Schedule 3.6 hereto, the execution, delivery and performance by the Company of this Agreement and of each Related Agreement, and the issuance and sale of the Purchased Securities hereunder and the issuance of any Common Stock upon conversion of any of the Purchased Securities, do not and will not require the approval or consent of, or any filing with, any governmental authority or agency or any other Person other than a Notice of Sale of Securities Pursuant to Regulation D, Section 4(2), and/or Uniform Limited Offering Exemption on Form D and any required state securities law filings relating to the issuance and sale of the Purchased Securities which have been filed or are permitted to be filed after the date of such issuance and sale (the "Blue Sky Filings").

SECTION 3.7.  Undisclosed Liabilities.
The Company does not have any known liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not in the aggregate reflected or reserved against in the December 31, 1997 balance sheet contained in the Company's report on Form 10-Q for the quarter ended December 31, 1997, except for (i) liabilities disclosed in
Schedule 3.7 or not required to be disclosed because of a materiality qualifier in the representations and warranties and (ii) liabilities that may have arisen in the ordinary and usual course of business and consistent with past practice and that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.8. Absence of Certain Developments. Except for entering into this Agreement and except as disclosed on Schedule 3.8(a) hereof or in the SEC Documents, since March 31, 1997:
(a) The Company has conducted its business in the ordinary course consistent with past practice and has not:
(i)	declared, set aside, paid to a reserve fund or made any
payment or distribution of cash or other property to its
stockholders or equity holders with respect to any class of its
Capital Stock or other equity interest or purchased or redeemed any shares of its Capital Stock or other equity interests;
(ii)	suffered any substantial loss to any of its material
assets;
(iii)	made any increases in the base compensation, bonuses,
paid vacation time allowed or fringe benefits for its directors, officers, partners, employees or consultants, except for normal periodic increases in base compensation for employees;
(iv)	suffered damage, destruction or other casualty loss, or
forfeiture of, any property or assets, whether or not covered by insurance, which may reasonably be expected to have a Material
Adverse Effect;
(v)	paid any bonuses, deferred or otherwise, or deferred any
compensation to any of its directors, officers, partners or
employees;
(vi)	made any material change in accounting procedures,
policies or practices;
(vii)	entered into any agreement or arrangement outside of the
ordinary course of business granting any rights to purchase or lease any of its assets, properties or rights or requiring the consent of any Person to the transfer, assignment or lease of any such assets, properties or rights; or
(viii)	entered into any agreement or understanding to do
any of the foregoing.
(b) Except as disclosed on Schedule 3.8(b) or in the SEC Documents, other than in the ordinary course of business consistent with past practice, since March 31, 1997 the Company has not:
(i)	sold, leased, subleased, assigned or transferred any of
its tangible or intangible properties or assets, or canceled, waived or compromised any debts or claims;
(ii)	entered into any other material transaction, or any
amendment of any contract, lease, agreement or license which is material to its business; or
(iii)	entered into any agreement or understanding to do any of
the foregoing.
SECTION 3.9.  Interested Party Transactions.  Except as set forth in
Schedule 3.9 or disclosed in the Company SEC Reports under an appropriate heading, since March 31, 1997, no event has occurred that would be required to be reported by the Company as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

SECTION 3.10. Tax Returns. The Company has filed all Tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency and has paid all Taxes which have become due, and made adequate provision for the payment of all Taxes that will become due, under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed, and all assessments of Taxes. To the Company's knowledge, there have been no additional assessments since the date of such returns and reports, and there will be no additional assessments for which adequate reserves appearing on the Balance Sheet have not been established. To the Company's knowledge, the Company has made adequate provisions for all current Taxes.

SECTION 3.11. Title to Assets. Except as disclosed on Schedule 3.11 or in the SEC Documents, the Company owns all of its assets, and has good and marketable title with respect thereto free and clear of all Liens.

SECTION 3.12.   Material Contracts and Obligations.
(a) The SEC Documents, as supplemented by Schedule 3.12(a), include each agreement, contract or other instrument (including all amendments thereto) to which the Company is a party or by which it or any of its assets are bound and which would be required pursuant to the Exchange Act and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. The Company has made available to the Purchasers on or prior to the date hereof true, correct and complete copies of each such agreement, contract, instrument and amendment.
(b) Except as disclosed in Schedule 3.12(b), and except as disclosed in the SEC Documents, (i) the Company has not breached, is not in default under, or has not received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in Schedule 3.12(a), (ii) to the best knowledge of the Company, no other party to any of the agreements, contracts or other instrument referred to in Schedule 3.12(a) has breached or is in default of any of its obligations thereunder, and (iii) to the knowledge of the Company, each of the agreements, contracts and other instruments referred to in Schedule 3.12(a) is in full force and effect.

SECTION 3.13. Real and Personal Property - Leased. The Company has the right to quiet enjoyment of all real property in which it holds a leasehold interest for the full term thereof, including all renewal terms of the lease or similar agreement relating thereto.

SECTION 3.14.  Necessary Licenses and Permits.  Except as set forth on
Schedule 3.14 and except as disclosed in the SEC Documents, the Company has all licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state, or local (collectively "Permits"), required to own and lease its properties and assets and to conduct its business as now conducted except where the failure to have such Permits would not have a Material Adverse Effect. Except as disclosed in the SEC Documents, and except to the extent the failure to be in compliance would not have a Material Adverse Effect, the Company is in compliance with the terms of the Permits.

SECTION 3.15.  Compliance with Law.
(a) Except as may be set forth on Schedule 3.15(a) hereto or in the SEC Documents, the Company is not in default under, or in violation of, or has violated (and not cured) any law (including, without limitation, the Communications Act of 1934, as amended, and Telecommunications Act of 1996, as amended, laws relating to the issuance or sale of securities, antitrust, zoning and building codes and ordinances, occupational safety, the protection of the environment, transportation, storage or disposal of hazardous waste, anti-pollution and air and water quality laws), regulations, orders or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets, except where such defaults and violations would not, in the aggregate, have a Material Adverse Effect. The Company has not received any notification alleging any violations of any of the foregoing within the last five years with respect to which adequate corrective action has not been taken.

(b) To the Company's knowledge, no present or former officer, director, employee or agent of the Company has in order to assist the Company in obtaining or retaining any License offered, paid, promised to pay or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to (i) any officer or employee of any government or any department, agency, instrumentality thereof, or any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality (such an officer or employee being referred to as a "foreign official"), (ii) any foreign political party or official thereof or any candidate for foreign political office, or (iii) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, in each case, for purposes of the following:
(A)(i)	illegally or corruptly influencing any act or decision
of any such foreign official, political party or official thereof, or candidate in such person's official capacity, or (ii) inducing such foreign official, political party or official thereof, or candidate to do or omit to do any act in violation of the lawful duty of such person, or
(B)	illegally or corruptly inducing such foreign official,
political party or official thereof, or candidate to use such person's influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.
SECTION 3.16. Litigation. Except as set forth on Schedule 3.16 hereto and except as disclosed in the SEC Documents, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its respective assets or properties at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind or, to the Company's knowledge, against any officer of the Company and relating to the Company, nor to the Company's knowledge, has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted. Except as set forth on
Schedule 3.16 hereto or as disclosed in the SEC Documents, neither the Company nor to the Company's knowledge, any officer of the Company has been a party to any such suit, claim, action, proceeding or investigation during the past two years involving the Company's business, assets or properties, nor has any such suit, claim, action, proceeding or investigation been threatened by or against the Company.

SECTION 3.17.  No Material Adverse Changes.  Except as set forth on
Schedule 3.17 hereto or in the SEC Documents, since March 31, 1997 there has occurred no material adverse change in the business, assets, properties (tangible and intangible), operations, or financial condition of the Company, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments (a "Material Adverse Effect"), and the Company has no knowledge of any occurrence or development which might reasonably be expected to result in any such Material Adverse Effect.

SECTION 3.18. Employee Benefit Plans. Except as described on Schedule 3.18, the Company does not maintain or operate any Employee Benefit Plan nor has any such Plan been maintained or operated during the past three years. The Company does not maintain or contribute to any Guaranteed Pension Plan or Multiemployer Plan. With respect to each Employee Benefit Plan listed on
Schedule 3.18, to the extent applicable,
(a) Each such Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended("ERISA"), the Code and all applicable regulations, rulings and other authority issued thereunder;
(b) All contributions required by law to have been made under each such Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder or in connection therewith have been made by the due date thereof;
(c) Each such Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect qualified status of any such Benefit Plan;
(d)  No Benefit Plan is subject to Title IV of ERISA;
(e) None of such Benefit Plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as required by applicable law, including section 4980B of the Code or Section 601 of ERISA; and
(f) Neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

SECTION 3.19. Withholding, Contracts, Labor Relations. The Company has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth in Schedule 3.19, there are no pending, or to the knowledge of the Company, threatened or anticipated (a) employment discrimination charges or complaints against or involving the Company before any federal, state, or local board, department, commission or agency, (b) unfair labor practice charges or complaints, disputes or grievances affecting the Company, (c) union representation petitions respecting the employees of the Company, (d) efforts being made to organize any of the employees of the Company or (e) strikes, slow downs, work stoppages, or lockouts or threats thereof affecting the Company.

SECTION 3.20.  Governmental Regulations.   The Company is not a "holding
company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; nor is the Company an "investment company", or an "affiliated person" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The Company is not now, nor has it been within the past five years, a "United States real property holding corporation" as defined in Section 897 of the Code.

SECTION 3.21. Corporate Documents, Books and Records. Complete and correct copies of the Charter and by-laws, and of all amendments thereto, of the Company have been previously delivered or made available to each of the Purchasers, and, other than the filing of the Certificate of Designation, no changes in said documents will be made on or before the Closing Date other than as disclosed to, and concurred to in writing by, each of the Purchasers.

SECTION 3.22. Disclosure. No representation or warranty made in this Agreement, considered as a whole, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.
SECTION 3.23.  Certain Agreements of Officers and Employees.
(a) To the Company's best knowledge and belief, no officer or employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, or any other contract or agreement or restrictive covenant relating to the right of any such officer or employee to be an employee, to be employed by the Company which violation could be reasonably expected to have a Material Adverse Effect upon the Company.

(b) To the best knowledge of the Company, no officer of the Company, nor any key employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect on the Company, has any present intention of terminating his or her employment with the Company.

SECTION 3.24. Registration Rights. Except as set forth in Schedule 3.24, and except for the rights granted to the Purchasers pursuant to the Registration Rights Agreement of even date herewith, no Person has demand or other registration rights to cause the Company to file any registration statement under the Securities Act relating to the securities of the Company or any right to participate in any such registration statement.

SECTION 3.25. Compliance with Securities Laws. (a) The Company has complied and will comply with all applicable United States Federal and state securities laws in connection with the offer, issuance and sale of the Purchased Securities. Assuming that the Purchasers' representations and warranties contained in Article IV are true and correct, the Company has not, either directly or through any agent, offered any securities to, or otherwise approached, negotiated or communicated in respect of any securities with, any Person so as thereby to require that the offer or sale of the Purchased Securities be registered pursuant to the provisions of Section 5 of the Securities Act. Assuming that the Purchasers' representations and warranties contained in Article IV are true and correct, the offer, sale and issuance of the Purchased Securities and the Warrants (and of the Common Stock issuable upon the exercise of the Warrants) in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and all applicable state securities laws (or are otherwise registered or qualified under applicable state securities law).

	(b)	The Company has filed all forms, reports and documents
required to be filed with the SEC prior to the date hereof, and has heretofore delivered or made available to the Purchasers, in the form filed with the SEC, its (i) Annual Reports on Form 10-K for the fiscal years ended March 31, 1997, (ii) its Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1998, (iii) the Company's Proxy Statement with respect to the 1997 annual meeting of its stockholders; (iv) all other reports, registration statements, or information statements filed with the SEC subsequent to March 31, 1997 (collectively, the "SEC Documents"), and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC pursuant to the requirements of the Exchange Act or the Securities Act. The SEC Documents (i) complied as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any of the Company's SEC Documents (including the related notes and schedules thereto) fairly presents the financial position of the Company as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Company's SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company for the periods to which they relate, in each case, in compliance with applicable accounting requirements and with the published rules of the SEC with respect thereto and in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments (which are not expected to be material) in the case of unaudited statements.

ARTICLE IV
PURCHASERS' REPRESENTATIONS
Each of the Purchasers hereby represents and warrants, severally and not jointly, as follows:

SECTION 4.1.  Investment Intent.  Such Purchaser is acquiring the
Purchased Securities to be purchased by it or him pursuant to Section 2 hereof for investment and not with a view to the distribution thereof.

SECTION 4.2. Authorization. This Agreement and the Related Agreements to which such Purchaser is a party have been executed by a duly authorized Person on such Purchaser's behalf; and the execution, delivery and performance hereof and thereof have been duly authorized by all appropriate action.

SECTION 4.3. Enforceability. The execution and delivery by such Purchaser of this Agreement and each of the Related Agreements will result in legally binding obligations of such Purchaser enforceable against it or him in accordance with the respective terms and provisions hereof and thereof.

SECTION 4.4. Experience of Purchaser. Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment.

SECTION 4.5. Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Purchased Securities and, at the present time, is able to afford a complete loss of such investment.

SECTION 4.6. Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it had deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Securities and the merits and risks of investing in the Purchased Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects believed by it to be sufficient to enable it to evaluate its investments.

SECTION 4.7.  Reliance.  Such Purchaser understands and acknowledges that
(i) the Purchased Securities are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under
Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

SECTION 4.8. Transfer Restriction. (a) A Purchaser may only dispose of the Purchased Securities held by it, pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of Purchased Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Purchased Securities by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer of Purchased Securities by any Purchaser to an Affiliate or a beneficial owner of such Purchaser or to an Affiliate or a beneficial owner of another Purchaser, or any transfer among any such Affiliates or beneficial owners, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and any transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement. Each Purchaser acknowledges and agrees that any instrument evidencing Purchased Securities shall bear a legend noting the foregoing restrictions as well as any other legend required by law. The foregoing transfer restrictions shall not apply, and no legend shall appear on the Purchased Securities, to the extent the Purchased Securities are sold pursuant to a transaction registered pursuant to an effective registration statement under the Securities Act or to the extent they are transferred pursuant to Rule 144(k) under the Securities Act.
ARTICLE V
CONDITIONS TO EACH PURCHASER'S OBLIGATIONS TO PURCHASE
Each Purchaser's obligation to purchase the Purchased Securities pursuant to Section 2.2 of this Agreement is subject to compliance by the Company with its agreements and representations herein contained, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

SECTION 5.1. Agreements. Each of the Related Agreements shall have been executed and delivered in the form provided for herein, and each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with the prior written consent of such Purchaser. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with on or prior to the Closing Date shall have been performed or complied with in all material respects. The Voting Agreement shall be executed and delivered in the form provided for herein.

SECTION 5.2. Charter Documents; Good Standing Certificates. Such Purchaser shall have received from the Company (a) a copy of the Company's Charter, certified by the Massachusetts Secretary of State to be true and complete, (b) a copy, certified by the Secretary of the Company to be true and complete as of the Closing Date, of the by-laws thereof; and (c) a certificate of the relevant governmental authority or other appropriate official of each state in which each of the Company is incorporated or qualified to do business (if the Company actually does business in such state) as to the Company's corporate good standing in such state or qualification to do business, as the case may be.

SECTION 5.3. Proof of Corporate Action. Such Purchaser shall have received from the Company copies certified by the Secretary thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company is a party.

SECTION 5.4. Incumbency Certificate. Such Purchaser shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof certifying as to the name, office, signature specimen and due authority of each individual who shall sign, in the name and on behalf of the Company, this Agreement and each of the Related Agreements to which the Company is or is to become a party.

SECTION 5.5. Legal Opinion. The Purchasers shall have received from Ropes & Gray and Leonard R. Glass, Esq., counsel to the Company, favorable opinions satisfactory to the Purchasers in form and substance covering the matters set forth in Exhibit D hereto.

SECTION 5.6. Representations and Warranties; Officer's Certificate. The representations and warranties contained or incorporated by reference herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except for those representations and warranties which relate specifically to a particular date, provided that such representations and warranties were true and correct in all material respects as of such date; and the Company shall have performed and complied with all conditions and agreements required to be performed or complied with by each of them prior to the Closing; and such Purchaser shall have received on the Closing Date a certificate to these effects signed by an authorized officer of the Company.

SECTION 5.7. Legality; Governmental and Other Authorizations. The purchase of the Purchased Securities by such Purchaser shall not be prohibited by any law or governmental order or regulation, and shall not subject the Company to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force and effect other than the Blue Sky Filings.

SECTION 5.8. Payment of Certain Fees and Disbursements. At the Closing, the Purchasers shall have been reimbursed, subject to and in accordance with Article X hereof, for all reasonable fees and expenses of Edwards & Angell incurred by the Purchasers through the Closing Date in connection with the transactions contemplated by this Agreement.

SECTION 5.9. Charter Amendment. The Company's Charter shall have been amended by the filing of a Certificate of Designation in the form of Exhibit B hereto.

SECTION 5.10. Election to Board. Kevin J. Maroni and William P. Collatos shall have been elected to the Company's Board of Directors as Class III Directors, and Kevin J. Maroni shall have been appointed to the Compensation Committee of the Company's Board of Directors.

SECTION 5.11. General. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to the Purchasers' counsel, and the Purchasers shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, the opinion of counsel contemplated in Section 5.5 hereof, and any consents, licenses, approvals, permits and orders required to be secured by the Company in connection with the transactions contemplated herein or which any Purchaser may have requested in connection therewith.
ARTICLE VI
CONDITIONS TO THE COMPANY'S OBLIGATIONS
The Company's obligation to sell and issue the Purchased Securities pursuant to this Agreement is subject to compliance by each of the Purchasers with the agreements herein contained, and to the satisfaction on or prior to the Closing Date, of the following conditions:

SECTION 6.1. Representations. The representations made by each Purchaser in Article IV hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

SECTION 6.2. Related Agreements. Each of the Related Agreements to which such Purchaser is a party shall have been executed by such Purchaser. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with by such Purchaser on or prior to the Closing Date shall have been performed or complied with by such Purchaser in all material respects.

SECTION 6.3. Legality; Governmental and Other Authorizations. The sale of the Purchased Securities by the Company shall not be prohibited by any law or governmental order or regulation, and shall not subject the Company to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force and effect other than the Blue Sky Filings.

SECTION 6.4. General. All instruments and legal, governmental, administrative, corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to the Company, and the Company shall have received copies of all documents, including, without limitation, any consents, licenses, approvals, permits and orders required to be secured by each Purchaser in connection with the transactions contemplated herein or which the Company may have requested in connection therewith.
ARTICLE VII
COVENANTS APPLICABLE FOLLOWING THE CLOSING
The Company hereby agrees that until the earlier to occur of (i) the fifth anniversary of the Closing Date, or (ii) the date as of which all shares of Series A Preferred Stock shall have been converted or shall otherwise cease to be outstanding, it will comply with the following provisions:

SECTION 7.1. Financial Statements. The Company shall deliver to Spectrum promptly after filing with the SEC, the Company's quarterly report filed on Form 10-Q and the Company's annual report filed on Form 10-K.

SECTION 7.2. Additional Information. Promptly after the date the Company is notified of a request by Spectrum, the Company will deliver to Spectrum any such additional information as Spectrum may reasonably request from time to time (which requests shall be no more frequent than once a month), including, without limitation, sales force growth and productivity statistics and access lines (booked and provisioned) by customer.

SECTION 7.3. Annual Budget. The Company shall furnish to Spectrum, promptly following approval thereof by the Board, a true and complete copy of the Company's three-year operating budget.

SECTION 7.4. SEC Filings. Promptly upon filing with the SEC, the Company shall provide to Spectrum copies of all public filings made by the Company pursuant to the Securities Act or the Exchange Act.
SECTION 7.5. Inspection. The Company shall permit authorized representatives of Spectrum to visit and inspect any of the properties of the Company, including its books of account, and to make copies thereof at the expense of Spectrum and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times with reasonable notice as may be reasonably requested but in no event more than one time in any calendar month and all in a manner that does not interfere with the business operations of the Company; provided that all such information provided to Spectrum by the Company under this Article VII will be maintained as confidential by Spectrum and not be disclosed to third parties and provided, further that, subject to the foregoing, Spectrum may provide summaries of such information to its Affiliates and beneficial owners on a confidential basis in connection with reports provided by Spectrum to its Affiliates and beneficial owners in its fiduciary capacity.

SECTION 7.6. Independent Director. The Company shall use its best efforts to increase the size of its Board of Directors to eight (8) as soon after Closing as possible by adding an independent director with relevant industry expertise, which independent director shall be satisfactory to the Purchasers and the Company's chief executive officer.

ARTICLE VIII
PREEMPTIVE RIGHTS

SECTION 8.1	Right to Purchase.  Until the date as of which all shares of
Series A Preferred Stock shall have been converted or shall otherwise cease to be outstanding, the Company shall only issue New Securities in accordance with the following terms:
(a)	The Company shall not issue any New Securities (other than
Excluded Securities) unless it first delivers to each Purchaser a written (or oral if pursuant to Section 8.1(f)) notice (the "Notice of Proposed Issuance") specifying the type and total number of such New Securities that the Company then intends to issue (the "Offered New Shares"), all of the material terms (or terms then known if pursuant to Section 8.1(f)), including the price upon which the Company proposes to issue the Offered
New Shares and stating that the Purchasers shall have the right to purchase the Offered New Shares in the manner specified in this Section
8.1 for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance.
(b)	During the twenty (20) consecutive day period commencing on
the date the Company delivers to all of the Purchasers the Notice of Proposed Issuance (the "Twenty Day Period"), the Purchasers shall have the option to purchase a portion of the Offered New Shares at the same price per share and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Purchaser electing to purchase Offered New Shares must give written notice of its election to the Company prior to the expiration of the Twenty Day Period.
(c)	Each Purchaser shall have the right to purchase up to that
number of the Offered New Shares as shall be equal to the number of the Offered New Shares multiplied by a fraction, the numerator of which shall be the number of outstanding Registrable Securities and shares of Common Stock then issuable upon conversion and exercise of all Purchased
Securities and Preferred Stock Derivatives then owned by such Purchaser and the denominator of which shall be the aggregate number of shares of Common Stock Deemed Outstanding. The amount of such Offered New Shares that each Purchaser is entitled to purchase under this Section 8.1(c)
shall be referred to as its "Proportionate Share".  No Purchaser shall have any right of oversubscription.
(d)	To the extent the Offered New Shares have not been purchased by the Purchasers pursuant to paragraphs (a)-(c) hereof, then the Company shall have the right, until the expiration of one-hundred eighty (180) consecutive days commencing on the first day immediately following the expiration of the Twenty Day Period, to issue the Offered New Shares at not less than, and on terms no more favorable to the purchaser than the price and terms specified in the Notice of Proposed Issuance. If for any reason the Offered New Shares are not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the Offered New Shares.
(e)	Notwithstanding the foregoing, the preemptive rights described in this Article VIII shall not apply with respect to the issuance of (i)
any Excluded Securities, (ii) the issuance of any shares pursuant to a transaction registered under the Securities Act at a price greater than the Conversion Price at that time, or (iii) issuance of Common Stock or warrants or options to acquire Common Stock to any Persons (including the stockholders or owners of Persons) as all or part of the consideration paid for the acquisition of ownership interests in, or assets of, such
Person.
(f)	Notwithstanding paragraphs (a), (b) and (c) above, if the New
Securities with respect to which preemptive rights are applicable under this Article are to be sold pursuant to (x) a transaction registered under the Securities Act or (y) a transaction pursuant to Rule 144A under the Securities Act yielding the Corporation proceeds of at least $40,000,000 (net of any interest or dividend escrows or similar arrangements), the following shall apply in lieu of Section 8.1(b): (i) any Purchaser wishing to exercise such rights must commit to purchase such New Securities and consummate the purchase of such New Securities at the same time and on the same terms as such other purchasers in the offering, (ii) if a Rule 144A offering, such Purchaser must meet the legal qualifications to participate in such offering and (iii) the Company will provide any Purchaser indicating to the Company orally or in writing an interest in participating in such offering with substantially the same information at substantially the same times as provided to the other purchasers in such offering.
ARTICLE IX
ASSIGNMENT OF PURCHASED SECURITIES
Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for the benefit of each Purchaser as the holder of any Purchased Securities or Registrable Securities are also for the benefit of, and enforceable by, all subsequent holders of such Purchased Securities or Registrable Securities, and the provisions of this Agreement that subject the Purchasers to obligations as the holder of any Purchased Securities or Registrable Securities also shall subject all subsequent holders of Purchased Securities and Registrable Securities thereto. Notwithstanding the foregoing, the rights provided to Spectrum pursuant to Article VII of this Agreement cannot be assigned without the Company's prior consent.
ARTICLE X
EXPENSES; INDEMNITY
SECTION 10.1. Expenses. The Company hereby agrees to pay all reasonable legal fees and disbursements of a single counsel to the Purchasers incurred by the Purchasers through the Closing not to exceed in the aggregate a maximum of $100,000. From and after the Closing, the Company hereby agrees to pay on demand all reasonable attorneys' fees of a single counsel to the Purchasers incurred in connection with any amendments, modifications, approvals, consents or waivers with respect to this Agreement or any Related Agreement proposed by or discussed with the Company.

SECTION 10.2. Indemnification. Notwithstanding any disclosures made in the Schedules hereto, the Company hereby agrees to indemnify, exonerate and hold each of the Purchasers and their (if applicable) general and limited partners and their respective shareholders, officers, directors, employees, attorneys and agents ("Indemnitees") free and harmless from and against any and all actions, causes of action, or suits brought against them by third parties other than the Company ("Third Party Claims"), losses, liabilities, settlement costs, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Damages") arising from any such Third Party Claim, incurred in the capacity as a Purchaser by any of the Indemnitees as a result of or relating to (i) any transaction by the Company financed or to be financed in whole or in part, directly or indirectly, with proceeds from the sale of any of the Purchased Securities, (ii) the execution, delivery, performance or enforcement of this Agreement, the Related Agreements or any other agreement contemplated hereby or thereby (including, without limitation, any failure by the Company to comply with any of its covenants or any breach of its representations and warranties in this Agreement, the Related Agreements or any other agreement contemplated hereby or thereby) except where such Damages are caused by the willful misconduct or gross negligence of the Purchasers. Notice of any claim for indemnification by an Indemnitee must be made promptly after such Indemnitee has notice of the relevant Third Party Claim. No Indemnitee shall settle a Third Party Claim for which indemnification is sought hereunder without the consent of the Company, which consent shall not be unreasonably withheld or delayed.
ARTICLE XI
NOTICES
All demands, notices, requests, consents and other communications required or permitted under this Agreement, any Related Agreement or the Purchased Securities shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:
If to the Company, addressed to:
CTC Communications Corp.
360 Second Avenue
Waltham, MA 02154
Attn:  Steven Jones and John Pittenger
Facsimile No.:  617-890-1613

with a copy to:
Ropes & Gray
One International Place
Boston, MA 02114
Attn:  Mary E. Weber, Esq.
Facsimile No.:  617-951-7050

Law Office of Leonard R. Glass, P.A.
45 Central Avenue
P.O. Box 579
Tenafly, NJ 07602
Attn:  Leonard R. Glass, Esq.
Facsimile No.:  201-894-1718

If to the Purchasers, addressed to:
Spectrum Equity Investors II, L.P.
One International Place, 29th Floor
Boston, MA 02110
Attn:  Kevin J. Maroni
Facsimile No.:  617-464-4601

with a copy to:
Edwards & Angell
101 Federal Street
Boston, MA 02110
Attn:  Stephen O. Meredith, Esq.
Facsimile No.:  617-439-4170
If to any other holder of record of any security, to it at its address set forth in the applicable register maintained by the Company with respect thereto.
Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.
ARTICLE XII
SURVIVAL AND TERMINATION OF COVENANTS
AGREEMENTS, REPRESENTATIONS AND WARRANTIES,
All covenants, agreements, representations and warranties made herein or in any certificate delivered at Closing pursuant hereto shall be deemed to have been relied on by each such party, notwithstanding any investigation made by such party or on its behalf. All representations and warranties made herein or in any of the Related Agreements shall survive the execution and delivery of this Agreement and of the Purchased Securities.
ARTICLE XIII
AMENDMENTS AND WAIVERS
Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Purchasers whose holdings of Purchased Securities and Registrable Securities would, if converted and exercised, constitute a majority of the Registrable Securities held by all Purchasers. Any amendment or waiver effected in accordance with this Article XIII shall be binding upon the Company and each holder of Purchased Securities and Registrable Securities.
ARTICLE XIV
CHOICE OF LAW; SUBMISSION TO JURISDICTION
AND WAIVER OF JURY TRIAL; DISPUTE RESOLUTION

SECTION 14.1.  Governing Law.
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS WHICH WOULD CAUSE THE APPLICATIONS OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

SECTION 14.2. Consent To the Exclusive Jurisdiction Of the Courts Of Massachusetts.
(a)	SUBJECT TO THE MANDATORY ARBITRATION PROVISIONS OF SECTION
14.5, EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.
(b)	EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING
ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS ARTICLE XIV OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.
(c)	EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL
OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH
ARTICLE XI.

SECTION 14.3.  Waiver Of Jury Trial.
EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 14.4.  Equitable Remedies.
The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions this Article XIV were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of such Articles in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

SECTION 14.5.  Arbitration.
Any controversy, dispute or claim arising out of or in connection with or relating to this Agreement or any of the Related Agreements, or the breach, termination or validity hereof or any transaction contemplated hereby or thereby (any such controversy, dispute or claim being referred to as a "Dispute") shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force (the "AAA Rules") of the American Arbitration Association (the "AAA"). There shall be a panel of three arbitrators who shall be appointed pursuant to AAA procedure, in each case, within fifteen (15) business days of receipt of the demand for arbitration by the respondent(s) in any such proceeding. Each of the arbitrators shall be an attorney with no less than fifteen (15) years' experience in the practice of business law (preferably with experience in the acquisition and financing of businesses such as those engaged in by the Company and at the time such dispute arises) who shall not have performed any legal services for any of the parties or person controlled by any of the parties for a period of 5 years prior to the date the demand for arbitration is received by the respondent(s). The situs for an arbitration pursuant to this Section shall be Boston, Massachusetts. A final award shall be rendered as soon as reasonably possible and, in any event, within ninety (90) days of the appointment of the panel of arbitrators; provided, however, that if the arbitrators determine by majority vote that fairness so requires, such ninety (90) day period may be extended by no more than sixty (60) additional days. The parties agree that the arbitrators shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement Expedited Procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration decision or award shall be reasoned and in writing. Judgment on the decision or award rendered by the arbitrators may be entered and specifically enforced in any court having jurisdiction thereof. Notwithstanding the provisions of Section 14.1, any arbitration held pursuant to the provisions of the Section shall be governed by the Federal Arbitration Act. All arbitrations commenced pursuant to this Agreement or any other Transaction Document while any other arbitration hereunder shall be in progress shall be consolidated and heard by the initially constituted panel of arbitrators.
ARTICLE XV
ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS
This Agreement, the Related Agreements and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties hereto with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
The descriptive headings of sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares or if the outstanding shares of Common Stock shall be combined (by reverse stock split or otherwise) into a smaller number of shares, all numbers, percentages, computations and the like in this Agreement shall be deemed modified as necessary to give appropriate effect to such subdivision or combination.

IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.
COMPANY:

CTC COMMUNICATIONS CORP.
By:
__________________________________
        Name:
        Title:


PURCHASERS:

SPECTRUM EQUITY INVESTORS II, L.P.

By Spectrum Equity Associates II,
L.P., its General Partner

By:
__________________________________
       Kevin J. Maroni, a General
Partner

DOEG HILL I, L.L.C.

By:
__________________________________
        Dennis Patrick, Member
______________________________________
Matthew N. Mochary
______________________________________
Robert A. Nicholson
______________________________________
Benjamin Coughlin
______________________________________
Fred Wang
______________________________________
Michael J. Kennealy
______________________________________
Shawn Colo
______________________________________
Kristin Cashin




SCHEDULE 2.1
List of Purchasers



Name and Address
Number of Shares
of Series A
Preferred Stock to
be Purchased

Number of Warrants
to be
Issued
Aggregate Purchase
Price of Purchased
Securities

Spectrum Equity
Investors II, L.P.
One International
Place
29th Floor
Boston, MA 02110
Attn:  Kevin J.
Maroni

657,555.00
131,511.00
$11,837,305.11
Doeg Hill I,
L.L.C.
1300 Pennsylvania
Avenue
Suite 470 North
Washington, D.C.
20004
Attn:  Dennis
Patrick

5,555.00
1,111.00
$100,001.11
Matthew N. Mochary
245 Lytton Avenue
Suite 175
Palo Alto, CA
94301

1,944.00
389.00
$34,995.89
Robert A.
Nicholson
One International
Place
29th Floor
Boston, MA 02110

417.00
83.00
$7,506.83
Benjamin Coughlin
One International
Place
29th Floor
Boston, MA 02110

417.00
83.00
$7,506.83
Fred Wang
245 Lytton Avenue
Suite 175
Palo Alto, CA
94301

278.00
56.00
$5,004.56
Kristin Cashin
245 Lytton Avenue
Suite 175
Palo Alto, CA
94301

278.00
56.00
$5,004.56
Michael J.
Kennealy
One International
Place
29th Floor
Boston, MA 02110

111.00
22.00
$1,998.22
Shawn Colo
245 Lytton Avenue
Suite 175
Palo Alto, CA
94301

111.00
22.00
$1,998.22
Total:
666,666.00
133,333.00
$12,001,321.33
















SCHEDULE 3.1
List of Jurisdictions

1. Massachusetts (jurisdiction of incorporation)
2. New York
3. Rhode Island
4. Vermont
5. Connecticut (d/b/a Computer Telephone Company)
6. Maine
7. New Hampshire
8. Ohio
9. California (d/b/a Computer Telephone Company)

SCHEDULE 3.4

1. Number of Shares of Issued and Outstanding Common Stock :
9,974,683

2. Shares of Common Stock and Options Owned by Robert J. Fabbricatore and any of his affiliates or family members:
(a) Common Stock:

Robert J. Fabbricatore: 1,520,237 shares
Robert J. Fabbricatore, as trustee for Rita Fabbricatore, Danielle Fabbricatore and Douglas Fabbricatore: 62,498 shares
Robert J. Fabbricatore, as General Partner of the Robert J.
Fabbricatore Family Limited Partnership: 1,133,239 shares

The records of the Transfer Agent as of April 1, 1998 disclose that the following family members are record owners of the following number of shares of CTC Common Stock:

Thomas Fabbricatore: 116,397 shares (+ non-assignable options to purchase 81,255 shares of CTC Common Stock)
Nathalie Fabbricatore: 191 shares (+ non-assignable options to purchase 2,750 shares of CTC Common Stock)
Douglas Fabbricatore: 2,074 shares (+ non-assignable options to purchase 18,300 shares of CTC Common Stock)
Rita Fabbricatore: 2,000 shares (+ non-assignable options to purchase 1,940 shares of CTC Common Stock) and, as custodian for her minor child: 4,000 shares.
Clara Fabbricatore: 1.34 shares
Frances Fabbricatore: 1.34 shares
James Fabbricatore: 1,000 shares
Pat Fabbricatore: 2,001.34 shares

Robert J. Fabbricatore disclaims beneficial ownership or control of the shares of CTC Common Stock and non-assignable options to purchase CTC Common Stock owned by the family members set forth above.

(b) Options:
1993 Stock Option Plan:
	issued options: 	1,215,958
	unissued options:       92,568
  (gives effect to 1995 stock splits)

1996 Stock Option Plan
	issued options: 	1,562,500
	unissued options:      187,500

3. List of Options including Name of Holder and No. of Shares Vested

1.  Schedule (i)	1993 Stock Option Plan (29 pages)
2.  Schedule (ii)	1996 Stock Option Plan (25 pages)
3.  Schedule (iii)	Stock Options issued Prior to 1993 (2 pages)

The Compensation Committee of the Board of Directors has approved a repricing of 24 different option grants to approximately 225 employees that total approximately 1,400,000 outstanding options out of the total of approximately 3,000,000. The options were granted during 1995, 1996 and 1997 and were granted at prices ranging from $8.00 to $16.25. The Board has approved repricing all options to the market price on March 20, 1998 ($7.188), regardless of the position or title of the holder of the option.

SCHEDULE 3.4 (c)
Options, Etc.

(a) See Schedule 3.4
(b) None
(c) None
(d) To the Company's knowledge, none.

SCHEDULE 3.6
Required Filings and Consent

In its capacity as an authorized reseller of telephone services in the State of New York, the Company is required to obtain approval for the issuance of the Purchased Securities from the Public Service Commission of the State of New York pursuant to Section 101 of the New York Public Service Law.

The Company has filed a petition with the Public Service Commission of the State of New York to obtain authority to issue the Purchased Securities.

SCHEDULE 3.7
Undisclosed Liabilities

None.


SCHEDULE 3.8
Absence of Certain Developments

(a) None

(b)(i) On March 24, 1998 the Company sold a 1982 Bonanza A36 airplane for $173,000 to an unaffiliated purchaser. The proceeds of the sale were  added to the working capital of the Company.

(b) (ii) and (iii) Subject to the approval of a definitive merger agreement by the shareholders and the Board of Directors of each company, the receipt of a fairness opinion issued by an non-affiliated company, and the approval of the terms of the merger agreement by the stockholders of CTC at a meeting duly called for such purpose, CTC has entered into a non-binding letter of intent to acquire all of the issued and outstanding common stock of Comm-Tract Corp. and Comm-Tract Corp. of New York in exchange for not less than 1,000,000 nor more than 1,100,000 shares of Common Stock of the CTC. Mr. Robert Fabbricatore, Chairman of the Board of CTC and Mr. John Pittenger Executive Vice President and Clerk Treasurer are stockholders of the companies to be acquired.

SCHEDULE 3.9
Interested Party Transactions

None

SCHEDULE 3.11
Title to Assets

None

SCHEDULE 3.12
Material Contracts and Obligations

(a) On February 27, 1997 the Company entered into a three year employment contract with Steven Jones under the terms of which Mr. Jones is employed by the Company as an Executive Vice President and Chief Financial Officer and Director of Corporate Development effective April 1, 1998.

(b) The Company believes that as at March 31, 1998, it may be in violation of certain financial covenants as contained in the Revolving and Term Loan Agreement dated November 7, 1997 between the Company as Borrower and Fleet National Bank as Lender.

The Company will be unable to make a determination with respect to such possible violations until completion of its annual audit for the fiscal year ended March 31, 1998.

SCHEDULE 3.14
Necessary Licenses and Permits

None

SCHEDULE 3.15
Compliance with Law
(a) To the knowledge of the Company - None
(b) None
SCHEDULE 3.16
Litigation

1. CTC COMMUNICATIONS CORP.  vs Joanne Weed and Maureen Gordon-Johnson
- USDC - District of Connecticut 3:98CIV400 (DIS).

2. OPTIMA COMMUNICATIONS, INC. vs Computer Telephone Corp. - Supreme Court of the State of New York, Rockland County
	Index No. 3287/96.

	There is no other material litigation other than disclosed in the SEC Documents.

SCHEDULE 3.17
No Material Adverse Changes

None

SCHEDULE 3.18
Employee Benefit Plans

Company 1993 Employee Stock Option Plan

Company 1996 Employee Stock Option Plan

Company Employee Stock Purchase Plan
The Employee Stock Purchase Plan enables participating employees to purchase Company shares at 85% of the lower of the market prices prevailing on the Valuation Dates of January 2 and July 1. Individuals can contribute up to 5% of their base salary.

Company Employee Stock Bonus Plan
The Employee Stock Bonus Plan previously adopted by the Company has not been utilized to date.

Company 401K Savings Plan (Adopted September 1, 1993).
In September 1993, the Company established a defined contribution plan ("401(k) Plan") covering all employees who meet certain eligibility requirements. Participants may make contributions to the Plan up to 15% of their compensation (as defined) up to a maximum established by law. The Company may make a matching contribution of an amount to be determined by the Board of Directors but subject to a maximum of 6% of compensation contributed by each participant.

SCHEDULE 3.19
Withholding, Contracts, Labor Relations

(a) None
(b) None
(c) None
(d) None
(e) None

SCHEDULE 3.24
Registration Rights

None